Exhibit 10.3.1
January 27, 2009
Old Line Bancshares, Inc.
1525 Pointer Ridge Place
Bowie, Maryland 20716
Attn: Board of Directors
Dear Ladies and Gentlemen:
          On December 5, 2008, Old Line Bancshares, Inc. (“OLBK”) issued 7,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Preferred Stock”) and a warrant to purchase 141,892 shares of common stock (“Warrant”) to the U.S Department of the Treasury (“Treasury”) pursuant to the terms and conditions of the letter agreement and securities purchase agreement entered into by and between OLBK and Treasury (collectively, the “Agreements”). I hereby acknowledge that Section 111(b) of the Emergency Economic Stabilization Act provides that as long as Treasury owns a debt or equity position in OLBK, any termination payments due to me pursuant to Section 3.7 of my employment agreement dated March 30, 2003, as last amended effective January 1, 2007, will be limited to 2.99 times my average annual compensation over the five preceding taxable years.

Very truly yours,
/s/ James W. Cornelsen

James W. Cornelsen